EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
          The following Unaudited Pro Forma Condensed Consolidated Financial Statements of HLTH Corporation (“HLTH”) present financial information giving effect to the sale of our equity method investment in EBS Master LLC. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 presents the consolidated financial position of HLTH, giving effect to the sale as if it had occurred on September 30, 2007. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 present the consolidated results of operations of HLTH, giving effect to the sale as if it had occurred immediately prior to January 1, 2006.
          The historical consolidated financial statements of HLTH have been adjusted to give effect to pro forma events that are (1) directly attributable to the sale, (2) factually supportable, and (3) with respect to the statements of operations, not expected to have a continuing impact on the consolidated results. You should read this information in conjunction with:
•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements, which describe certain estimates and assumptions made in preparing such financial statements and in making the adjustments reflected therein;

•	HLTH’s separate historical unaudited financial statements as of and for the nine months ended September 30, 2007 included in HLTH’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007; and

•	HLTH’s consolidated statement of operations for the year ended December 31, 2006 included in HLTH’s Annual Report on Form 10-K, as amended, filed on May 10, 2007.
          The unaudited pro forma condensed consolidated financial statements have been prepared for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the sale been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations of HLTH.

HLTH CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(In thousands)

	As	Pro Forma		Pro Forma
	Reported	Adjustments		Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$412,330	$574,000	(a)	$986,330
Short-term investments	372,128	—		372,128
Accounts receivable, net	104,014	—		104,014
Inventory	10,199	—		10,199
Prepaid expenses and other current assets	54,899	—		54,899

Total current assets	953,570	574,000		1,527,570

Marketable equity securities	2,634	—		2,634
Property and equipment, net	74,644	—		74,644
Goodwill	332,689	—		332,689
Intangible assets, net	115,083	—		115,083
Investment in EBS Master LLC	23,169	(23,169	)(b)	—
Other assets	36,203	—		36,203

TOTAL ASSETS	$1,537,992	$550,831		$2,088,823

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,815	$—		$2,815
Accrued expenses	56,483	34,000	(c)	90,483
Deferred revenue	91,837	—		91,837
Liabilities of discontinued operations	48,434	—		48,434

Total current liabilities	199,569	34,000		233,569

Convertible notes	650,000	—		650,000
Other long-term liabilities	33,881	—		33,881
Minority interest in WebMD Health Corp.	119,785	—		119,785
Stockholders’ equity	534,757	516,831	(d)	1,051,588

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,537,992	$550,831		$2,088,823

HLTH CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands, except per share data)

		Pro Forma		Pro Forma
	As Reported	Adjustments		Adjusted

Revenue:
Services	$308,876	$—		$308,876
Products	75,751	—		75,751

Total revenue	384,627	—		384,627

Cost of operations:
Services	132,380	—		132,380
Products	30,290	—		30,290

Total cost of operations	162,670	—		162,670

Development and engineering	13,550	—		13,550
Sales, marketing, general and administrative	176,091	—		176,091
Depreciation and amortization	34,231	—		34,231
Gain on sale of EBS	399	(399	)(g)	—
Interest income	30,638	—		30,638
Interest expense	13,909	—		13,909
Other income, net	4,868	—		4,868

Income from continuing operations before income tax provision	20,081	(399)		19,682
Income tax provision	6,956	5	(h)	6,961
Minority interest in WHC	2,758	—		2,758
Equity in earnings of EBS Master LLC	22,679	(22,679	)(i)	—

Income from continuing operations	$33,046	$(23,083)		$9,963

Income from continuing operations per common share:
Basic	$0.19			$0.06

Diluted	$0.17			$0.05

Weighted-average shares outstanding used in computing income from continuing operations per common share:
Basic	178,681			178,681

Diluted	188,486			188,486

HLTH CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(In thousands, except per share data)

		Less	Pro Forma		Pro Forma
	As Reported	EBS (e)	Adjustments		Adjusted

Revenue:
Services	$998,252	$(654,103)	$—		$344,149
Products	100,356	(6,987)	420	(f)	93,789

Total revenue	1,098,608	(661,090)	420		437,938

Cost of operations:
Services	581,108	(421,238)	—		159,870
Products	42,650	(5,012)	420	(f)	38,058

Total cost of operations	623,758	(426,250)	420		197,928

Development and engineering	33,649	(18,250)	—		15,399
Sales, marketing, general and administrative	288,015	(68,873)	—		219,142
Depreciation and amortization	61,976	(25,904)	—		36,072
Gain on sale of EBS	352,297	—	(352,297	)(g)	—
Interest income	32,339	(67)	—		32,272
Interest expense	18,779	(25)	—		18,754
Other expense, net	4,252	(4,198)	—		54

Income from continuing operations before income tax provision	452,815	(117,657)	(352,297)		(17,139)
Income tax provision	52,316	—	(47,192	)(h)	5,124
Minority interest in WHC	405	—	—		405
Equity in earnings of EBS Master LLC	763	—	(763	)(i)	—

Income (loss) from continuing operations	$400,857	$(117,657)	$(305,868)		$(22,668)

Income (loss) from continuing operations per common share:
Basic	$1.44				$(0.08)

Diluted	$1.26				$(0.08)

Weighted-average shares outstanding used in computing income (loss) from continuing operations per common share:
Basic	279,234				279,234

Diluted	331,642				279,234

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
          The “as reported” financial information as of and for the nine months ended September 30, 2007 has been derived from our historical financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007. The “as reported” information for the year ended December 31, 2006 has been derived from our historical financial statements included in our 2006 Annual Report on Form 10-K, as amended.
          The pro forma adjustments related to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007 assume the sale took place on September 30, 2007 and are as follows:
     (a) Represents estimated net cash proceeds from the sale of $574 million, net of approximately $1 million of costs related to the transaction.
     (b) Represents the elimination of the EBS equity investment.
     (c) Represents an estimate of the federal, state and other taxes payable in connection with the gain on this transaction.
     (d) Represents the estimated gain on the sale of the EBS equity investment of approximately $515 million. Also included in this adjustment is the elimination of the accumulated other comprehensive loss of $2 million related to the EBS equity investment.
     The pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 assume the sale took place immediately prior to January 1, 2006 and are as follows:
     (e) Represents the reduction of revenue and expenses for the period from January 1, 2006 through November 16, 2006, the date EBS became an equity method investment.
     (f) Represents an adjustment to add back inter-company transactions between EBS and other HLTH businesses, which were previously eliminated in consolidation. The inter-company revenue is comprised of printing services that were provided by EBS to our WebMD and Corporate segments.
     (g) Represents the elimination of the gain on the sale of EBS recognized in connection with the initial sale of the 52% interest on November 16, 2006.
     (h) Represents the net adjustment to the income tax provision as a result of pro forma adjustments e, f, g and i.
     (i) Represents the elimination of the equity in earnings of EBS Master LLC, for the period during which EBS was held as an equity method investment.